Exhibit 10.41

September 5, 2002

VIA HAND DELIVERY

Robert G. Ozarski
13894 Lake Poway Road
San Diego
California 92064

RE: Amendment to Separation Agreement and General Release of All Claims, dated August 13, 2002.

These are additions to the original Agreement, under Section 2:

c.	Ozarski will be allowed to remove any personal files from his computer that he may have. This will be done under the supervision of the IS Department.

d.	Ozarski will be allowed to continue to use his voicemail through December 31, 2002, if needed. He will also be allowed to use his cell phone until such time when he can transfer the phone number to his personal cell phone, a time which is not to exceed 90 days.

e.	Ozarski will also be allowed to participate in one of the career transition programs with Right Management Consultants.

This constitutes the sum of the changes to the original Agreement.

/s/ Noel A. Simmons	Dated: September 5, 2002

Noel A. Simmons Vice President Human Resources and Facilities

/s/ Robert G. Ozarski	Dated: September 23, 2002

Robert G. Ozarski